Exhibit 99.4

HC2 HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet as of June 30, 2018 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2018 and the year ended December 31, 2017 of HC2 Holdings, Inc. ("HC2", "we", "us", "the Company", or "our") give effect to the following transactions: the acquisition of all of the outstanding shares of KMG America Corporation (“KMG”), the parent company of Kanawha Insurance Company (“KIC”) (the “KMG Acquisition”), the issuance of $110,000,000 aggregate principal amount of 11.000% Senior Secured Notes due 2019, the issuance of $42,000,000 aggregate principal amount of Bridge Loans in connection with the $33,000,000 acquisition of certain assets affiliated with Azteca International Corporation and Northstar Media, LLC, and the refinancing of all of our then outstanding Bridge Loans totaling $102,000,000, collectively the ("Transactions"). Further, the pro forma information includes the 2017 acquisition of the trenching and cable laying business ("Furrow") of Fugro N.V. consisting of, among other things, 19 employees, one vessel, two trenching systems, two work class remotely operated vehicles ("ROV"), and working capital by Global Marine Systems Limited ("GMSL"), an indirect subsidiary of the Company (the "Furrow Acquisition").

The unaudited pro forma condensed combined balance sheet as of June 30, 2018 gives effect to the KMG Acquisition as if it had occurred on June 30, 2018. The other aspects of the transactions are already included in the condensed combined balance sheet as of June 30, 2018. The unaudited pro forma condensed combined balance sheet is derived from the unaudited historical financial statements of HC2 and KMG as of June 30, 2018.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2018 and the year ended December 31, 2017 give effect to the Transactions and the Furrow Acquisition as if they had occurred on January 1, 2017. The unaudited pro forma condensed combined statements of operations are derived from the unaudited historical financial statements of HC2 and KMG for the six months ended June 30, 2018, the audited historical financial statements of HC2 and KMG for the year ended December 31, 2017 and the unaudited historical financial statements of Furrow for the nine months ended September 30, 2017 and the two month stub period ended November 30, 2017.

The unaudited pro forma condensed combined financial statements and the notes to the unaudited pro forma condensed combined financial statements are based on, and should be read in conjunction with:

•
Our historical unaudited consolidated financial statements, related notes, and the sections entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2018, filed on August 8, 2018.

•	KMG’s historical unaudited consolidated financial statements and related notes as of and for the six months ended June 30, 2018 (filed herein as Exhibit 99.3).

•
Our historical audited consolidated financial statements, related notes, and the sections entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our Annual Report on Form 10-K as of and for the year ended December 31, 2017, filed on March 14, 2018.

•
KMG’s historical audited consolidated financial statements and related notes as of and for the year ended December 31, 2017 (incorporated by reference as Exhibit 99.1 to HC2’s Current Report on Form 8-K, filed on May 3, 2018).

•
Furrow’s historical unaudited condensed combined and carve-out interim financial statements and related notes as of and for the nine month periods ended September 30, 2017 and 2016, attached as Exhibit 99.2 to HC2's Current Report on Form 8-K, filed on December 19, 2017.

The unaudited pro forma condensed combined financial statements have been prepared by HC2’s management using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States of America and are not necessarily indicative of the combined financial position or results of operations that would have been realized had the acquisitions been completed as of the dates indicated, nor are they meant to be indicative of the Company's anticipated combined financial position or future results of operations that the Company will experience after the acquisitions.

The historical consolidated financial statements have been adjusted to reflect factually supportable items that are directly attributable to the acquisitions and, with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the results of operations of the combined company.

In connection with the post-acquisition integration of the operations of KMG, HC2 anticipates that nonrecurring integration charges will be incurred. HC2 is not able to determine the timing, nature, and amount of these charges as of the date of this filing. However, these charges will impact the results of operations of the combined company in the period in which they are incurred.

HC2 HOLDINGS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET As of June 30, 2018 (in thousands)
			Pro Forma Adjustments		Total Pro Forma
	HC2	KMG	KMG	Ref.
Assets		(4a)
Investments:
Fixed maturity securities, available-for-sale at fair value	$1,249,253	$1,573,112	$—		$2,822,365
Equity securities	79,557	—	—		79,557
Mortgage loans	69,890	943	—		70,833
Policy loans	17,768	2,965	—		20,733
Other invested assets	86,109	—	—		86,109
Total investments	1,502,577	1,577,020	—		3,079,597
Cash and cash equivalents	112,304	578,242	188,329	(6a)	878,875
Accounts receivable, net	346,702	2,328	—		349,030
Recoverable from reinsurers	531,269	817,843	33,200	(6b)	1,382,312
Deferred tax asset	991	168,812	(168,812)	(6c)	991
Property, plant and equipment, net	368,914	—	—		368,914
Goodwill	128,846	—	—		128,846
Intangibles, net	120,280	56,992	(56,992)	(6d)	120,280
Other assets	142,453	66,029	—		208,482
Total assets	$3,254,336	$3,267,266	$(4,275)		$6,517,327

Liabilities, temporary equity and stockholders’ equity
Life, accident and health reserves	$1,728,167	$2,684,773	$199,627	(6e)	$4,612,567
Annuity reserves	237,373	—	—		237,373
Value of business acquired	40,500	—	230,501	(6f)	271,001
Accounts payable and other current liabilities	296,339	13,446	(2,861)	(6g)	306,924
Deferred tax liability	8,634	—	30,707	(6h)	39,341
Debt obligations	668,505	—	—		668,505
Other liabilities	79,529	5,965	—		85,494
Total liabilities	3,059,047	2,704,184	457,974		6,221,205
Commitments and contingencies
Temporary equity
Preferred stock	26,325	—	—		26,325
Redeemable noncontrolling interest	8,396	—	—		8,396
Total temporary equity	34,721	—	—		34,721
Stockholders’ equity		—	—
Common stock	45	—	—		45
Additional paid-in capital	259,999	1,667,487	(1,667,487)	(6i)	259,999
Treasury stock, at cost	(2,434)	—	—		(2,434)
Accumulated deficit	(197,148)	(1,092,105)	1,192,938	(6j)	(96,315)
Accumulated other comprehensive income	(9,175)	(12,300)	12,300	(6k)	(9,175)
Total HC2 Holdings, Inc. stockholders’ equity	51,287	563,082	(462,249)		152,120
Noncontrolling interest	109,281	—	—		109,281
Total stockholders’ equity	160,568	563,082	(462,249)		261,401
Total liabilities, temporary equity and stockholders’ equity	$3,254,336	$3,267,266	$(4,275)		$6,517,327

See notes to unaudited pro forma condensed combined financial statements

HC2 HOLDINGS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS For the Six Months Ended June 30, 2018 (in thousands, except per share data amounts)
			Pro Forma Adjustments		Financing Adjustments		Total Pro Forma
	HC2	KMG	KMG	Ref.		Ref.
		(4a)
Revenue	$870,515	$—	$—		$—		$870,515
Life, accident and health earned premiums, net	39,945	69,499	(50,557)	(7a)	—		58,887
Net investment income	37,066	48,565	349	(7b)	—		85,980
Net realized and unrealized gains on investments	2,943	54,037	—		—		56,980
Net revenue	950,469	172,101	(50,208)		—		1,072,362
Operating expenses							—
Cost of revenue	776,283	—	—		—		776,283
Policy benefits, changes in reserves, and commissions	67,674	85,092	(30,268)	(7c)	—		122,498
Selling, general and administrative	109,143	25,551	(20,147)	(7d)	—		114,547
Depreciation and amortization	18,713	9,949	(20,022)	(7e)	—		8,640
Other operating (income) expense, net	(2,067)	—	—		—		(2,067)
Total operating expenses	969,746	120,592	(70,437)		—		1,019,901
Income (loss) from operations	(19,277)	51,509	20,229		—		52,461
Interest expense	(36,506)	—	—		(4,079)	(7k)	(40,585)
Gain on sale of subsidiary	102,141	—	—		—		102,141
Income from equity investees	5,521	—	—		—		5,521
Other income (expenses), net	124	5	—		—		129
Income (loss) before income taxes	52,003	51,514	20,229		(4,079)		119,667
Income tax (expense) benefit	(11,093)	(12,230)	(4,248)	(7f)	—	(7l)	(27,571)
Net income (loss)	40,910	39,284	15,981		(4,079)		92,096
Less: Net (income) loss attributable to noncontrolling interest and redeemable noncontrolling interest	(20,540)	—	—		—		(20,540)
Net income (loss) attributable to HC2 Holdings, Inc.	20,370	39,284	15,981		(4,079)		71,556
Less: Preferred stock and deemed dividends from conversions	1,406	—	—		—		1,406
Net income (loss) attributable to common stock and participating preferred stockholders	$18,964	$39,284	$15,981		$(4,079)		$70,150

Income per common share
Basic	$0.39						$1.43
Diluted	$0.38						$1.39

Weighted average common shares outstanding
Basic	44,114						44,114
Diluted	45,284						45,284

See notes to unaudited pro forma condensed combined financial statements

HC2 HOLDINGS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS For the Year Ended December 31, 2017 (in thousands, except per share data amounts)
				Pro Forma Adjustments				Financing Adjustments		Total Pro Forma
	HC2	KMG	Furrow	KMG	Ref.	Furrow	Ref.		Ref.
		(4a)	(4c)
Revenue	$1,482,546	$—	$40,894	$—		$—		$—		$1,523,440
Life, accident and health earned premiums, net	80,524	156,058	—	(120,259)	(7a)	—		—		116,323
Net investment income	66,070	97,579	—	684	(7b)	—		—		164,333
Net realized and unrealized gains on investments	4,983	7,685	—	—		—		—		12,668
Net revenue	1,634,123	261,322	40,894	(119,575)		—		—		1,816,764
Operating expenses			—			—				—
Cost of revenue	1,313,069	—	42,140	—		(8,116)	(7g)	—		1,347,093
Policy benefits, changes in reserves, and commissions	108,695	188,825	—	(70,221)	(7c)	—		—		227,299
Selling, general and administrative	182,880	77,363	4,160	(68,888)	(7d)	(1,767)	(7h)	—		193,748
Depreciation and amortization	31,315	27,248	6,482	(47,394)	(7e)	(1,428)	(7i)	—		16,223
Other operating (income) expense, net	(704)	—	(6)	—		—		—		(710)
Total operating expenses	1,635,255	293,436	52,776	(186,503)		(11,311)		—		1,783,653
Income (loss) from operations	(1,132)	(32,114)	(11,882)	66,928		11,311		—		33,111
Interest expense	(55,098)	—	—	—		(636)	(7j)	(11,100)	(7k)	(66,834)
Gain on contingent consideration	11,411	—	—	—		—		—		11,411
Income from equity investees	17,840	—	—	—		—		—		17,840
Other income (expenses), net	(12,772)	9	(31)	—		—		—		(12,794)
Income (loss) before income taxes	(39,751)	(32,105)	(11,913)	66,928		10,675		(11,100)		(17,266)
Income tax (expense) benefit	(10,740)	(85,484)	(189)	(23,425)	(7f)	—		—	(7l)	(119,838)
Net income (loss)	(50,491)	(117,589)	(12,102)	43,503		10,675		(11,100)		(137,104)
Less: Net (income) loss attributable to noncontrolling interest and redeemable noncontrolling interest	3,580	—	—	—		—		—		3,580
Net income (loss) attributable to HC2 Holdings, Inc.	(46,911)	(117,589)	(12,102)	43,503		10,675		(11,100)		(133,524)
Less: Preferred stock and deemed dividends from conversions	2,767	—	—	—		—		—		2,767
Net income (loss) attributable to common stock and participating preferred stockholders	$(49,678)	$(117,589)	$(12,102)	$43,503		$10,675		$(11,100)		$(136,291)

Basic and diluted loss per common share	$(1.16)									$(3.18)

Basic and diluted weighted average common shares outstanding	42,824									42,824

See notes to unaudited pro forma condensed combined financial statements

HC2 HOLDINGS, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands, except as noted otherwise)

1.	Description of the Transactions

Acquisition of KMG America Corporation

On August 9, 2018, Continental General Insurance Company (“CGI”), an indirect subsidiary of HC2 Holdings, Inc. (the "Company"), completed its acquisition of the long-term care insurance business, KMG America Corporation ("KMG") from Humana Inc. ("Humana") (the “KMG Acquisition”). KMG’s wholly owned subsidiary, Kanawha Insurance Company (“KIC”), is a life and accident and health insurance company domiciled in the state of South Carolina. As consideration for the KMG Acquisition, CGI paid ten thousand dollars to Humana for all outstanding KMG shares, and Humana made a capital contribution of $191.6 million to KIC prior to the closing of the KMG Acquisition.

Previous acquisition of Furrow

On November 30, 2017, Global Marine Systems Limited ("GMSL"), an indirect subsidiary of the Company, consummated the transaction contemplated by a Business Purchase Agreement (the "BPA") and a Warranty and Indemnity Agreement, in each case by and among Fugro N.V., a public limited liability company incorporated in the Netherlands (“Fugro”), GMSL and Global Marine Holdings LLC (“GMHL”), an indirect subsidiary of the Company and an indirect parent company of GMSL. Pursuant to the BPA, GMSL acquired the trenching and cable laying business ("Furrow") of Fugro (the “Furrow Acquisition”), consisting of, among other things, 19 employees, one vessel, two trenching systems and two work class remotely operated vehicles ("ROV") and working capital.

As consideration for the Furrow Acquisition, (a) GMSL paid $7.5 million (the "Cash Consideration") to Fugro for a Q1400 Trenching System (the "Trencher"), and (b) GMHL issued to a subsidiary of Fugro (the "Fugro Member") membership units representing a 23.6% equity interest in GMHL (excluding management incentive units), valued at $79.7 million based on the purchase price allocation. The limited liability company agreement of GMHL was amended and restated upon consummation of the Furrow Acquisition to reflect such issuance and to provide the Fugro Member with certain rights, including the right to designate two of the up to seven members of GMHL's board of directors, the right to approve certain actions outside the ordinary course of business, certain "tag-along" rights to participate in sales of membership units by other members and, after five years and subject to the Fugro Member first offering its membership units to the other members at a price based upon independent valuations, the right to cause GMHL to be put up for sale in a process led by an investment banking firm.

In order to finance the Cash Consideration, GMSL incurred a loan of $7.5 million from a subsidiary of Fugro pursuant to a Vendor Loan Agreement, dated as of November 30, 2017, by and between Fugro Financial Resources B.V. and GMSL (the "Vendor Loan Agreement"). The loan bears interest, payable quarterly, at 4% per annum through December 31, 2017, and at 10% per annum thereafter, and matures 363 days following the closing of the Furrow Acquisition. The Trencher serves as collateral security for the repayment of the loan pursuant to the terms of a lien agreement.

2.	Basis of Presentation

The KMG Acquisition and the Furrow Acquisition are accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”).

Acquisition of KMG America Corporation

At this preliminary stage, no identifiable finite lived intangible assets were identified for the KMG Acquisition. Reserves were calculated using actuarial assumptions for future morbidity, persistency, premiums and future expenses as of June 30, 2018. In addition, the reserves reflect current and forward interest rates based on the current economic environment. A provision for adverse deviation was included on future interest rates and premiums. Bargain purchase represents the excess of the estimated fair value of the Target's assets and liabilities over the estimated purchase price and will be recognized as income. Upon finalization of the KMG purchase price allocation, the estimated fair value of the assets and liabilities will be updated.

Previous Furrow Acquisition

The Furrow Acquisition was accounted for under ASC 805. There were no intangible assets identified. The goodwill recorded represents the excess of the purchase price over the estimated fair value of Furrow’s assets and will not be amortized but will be subject to periodic impairment testing.

Furrow is the aggregate of various parts of legal entities which have not previously been represented by one separate legal reporting entity. Consequently, Fugro management has never prepared a single set of financial statements which represented the Furrow business. Accordingly, to meet the filing requirements of HC2, audited combined and carve-out financial statements as of and for the years ended December 31, 2016 and 2015, and unaudited condensed combined and carve-out financial statements as of September 30, 2017 and for the nine month periods ended September 30, 2017 and 2016 have been prepared in accordance with IFRS as issued by the IASB. The combined and carve-out financial statements reflect income and expenses, assets and liabilities and cash flows of those entities that have historically formed the Furrow business within Fugro and those which can be allocated to the Furrow business.

The Furrow business consisted of one wholly identifiable legal entity and two legal entities that had shared activities and operations with Furrow and other Fugro businesses; these are considered commingled legal entities. As such, the combined and carve-out financial statements of Furrow include the combined financial information of the wholly identifiable legal entity and the respective specifically identifiable assets, liabilities, revenues, and expenses of Furrow within commingled legal entities.

The historical combined and carve-out financial statements reflect the actual historical activities of Furrow and therefore also include certain assets that were not part of the acquisition. Consequently, the combined and carve-out financial statements may not be indicative of Furrow’s future performance. Furthermore, the combined and carve-out financial statements do not necessarily reflect what its combined results of operations, financial position and cash flows would have been had Furrow operated as an independent legal group and had it presented stand-alone financial statements during the periods presented.

The unaudited combined and carve-out financial statements of Furrow as of and for the nine months ended September 30, 2017 were issued on December 19, 2017. As the Furrow Acquisition closed on November 30, 2017, the results of the two months ended November 30, 2017 are included in the pro forma statements of operations within this current filing.

3.    Accounting Policies

Acquisition of KMG America Corporation

As part of preparing the unaudited pro forma condensed combined financial statements, HC2 conducted a review of the accounting policies of KMG to determine if differences in accounting policies require restatement or reclassification of results of operations or reclassification of assets or liabilities to conform to HC2’s accounting policies and classifications. The Company did not become aware of any material differences between the accounting policies of HC2 and KMG during the preparation of these unaudited pro forma condensed combined financial statements. Accordingly, these unaudited pro forma condensed combined financial statements do not assume any material differences in accounting policies between HC2 and KMG. The results of this review are included in Note 4. HC2 will continue to assess the accounting policies of KMG as we finalize the Acquisition.

Previous acquisition of Furrow

As part of preparing the unaudited pro forma condensed combined financial statements, HC2 conducted a review of the accounting policies of Furrow to determine if differences in accounting policies require restatement or reclassification of results of operations or reclassification of assets or liabilities to conform to HC2’s accounting policies and classifications.

Furrow's audited combined and carve-out financial statements as of and for the years ended December 31, 2016, unaudited condensed combined and carve-out financial statements as of and for the nine month periods ended September 30, 2017, and unaudited results for the two months ended November 30, 2017 were presented under IFRS. See Note 4 for details of the historical IFRS to US GAAP adjustments.

Other than to conform to HC2's financial presentation, the Company did not become aware of any further material differences between the accounting policies of HC2 and Furrow during the preparation of these unaudited pro forma condensed combined financial statements. The adjustments are detailed in Note 4.

4.	Conforming adjustments

Acquisition of KMG America Corporation

(4a) Both HC2 and KMG's consolidated balance sheets are reported on an unclassified basis, and are generally based on the SEC’s Regulation §S-X 210-7.03. Financial information of KMG was reclassified to conform to the presentation of HC2’s condensed combined financial statements as set forth below. Unless otherwise indicated, defined line items included in the notes have the meanings given to them in the historical financial statements of the KMG.

For the six months ended June 30, 2018	Historical	Presentation Adjustment	Historical, as adjusted	Ref.

Net premiums	$69,499	$(69,499)	$—	1
Life, accident and health earned premiums, net	$—	$69,499	$69,499	1
Net investment and interest income	$102,602	$(102,602)	$—	1
Net investment income	$—	$48,565	$48,565	1
Net realized and unrealized gains on investments	$—	$54,037	$54,037	1
Net benefits expense	$88,832	$(88,832)	$—	1
Commission allowance on reinsurance ceded	$(3,741)	$3,741	$—	1
Policy benefits, changes in reserves, and commissions	$—	$85,092	$85,092	1
Other revenue	$5	$(5)	$—	1
Other income (expenses)	$—	$5	$5	1

As of June 30, 2018	Historical	Presentation Adjustment	Historical, as adjusted	Ref.

Debt securities, available for sale	$1,553,702	$(1,553,702)	$—	1
Restricted assets	$19,435	$(19,435)	$—	1
Fixed maturity securities, available-for-sale at fair value	$—	$1,573,112	$1,573,112	1
Cash and cash equivalents	$578,217	$25	$578,242	1
Intangibles, net	$1,082	$55,910	$56,992	1
Current income tax receivable	$2,281	$(2,281)	$—	1
Other Assets	$63,748	$2,281	$66,029	1
Prepaid Reinsurance Recoverable	$55,910	$(55,910)	$—	1
Benefits payable	$58,003	$(58,003)	$—	1
Future policy benefits payable	$2,622,978	$(2,622,978)	$—	1
Advance premiums	$3,792	$(3,792)	$—	1
Life, accident and health reserves	$—	$2,684,773	$2,684,773	1
Book overdraft	$3,546	$(3,546)	$—	1
Due to Humana Inc.	$3,271	$(3,271)	$—	1
Accounts payable and other current liabilities	$6,630	$6,816	$13,446	1

For the year ended December 31, 2017	Historical	Presentation Adjustment	Historical, as adjusted	Ref.

Net premiums	$156,058	$(156,058)	$—	1
Life, accident and health earned premiums, net	$—	$156,058	$156,058	1
Net investment and interest income	$105,264	$(105,264)	$—	1
Net investment income	$—	$97,579	$97,579	1
Net realized and unrealized gains on investments	$—	$7,685	$7,685	1
Net benefits expense	$190,819	$(190,819)	$—	1
Commission allowance on reinsurance ceded	$(1,994)	$1,994	$—	1
Policy benefits, changes in reserves, and commissions	$—	$188,825	$188,825	1
Other revenue	$9	$(9)	$—	1
Other income (expenses)	$—	$9	$9	1
1. Adjustment to reclassify historical KMG financial statement presentation to HC2 financial statement presentation.

Previous acquisition of Furrow

(4b) The financial information of Furrow was prepared in accordance with IFRS and presented in British pounds sterling. The historical financial information was translated from British pounds sterling to US dollars using the following historical exchange rates:

Year ended
December 31, 2017
Average exchange rate ($ / £)	$1.29
Period end exchange rate ($ / £)	NA(1)
(1) As of December 31, 2017, the Balance Sheet of Furrow was integrated into HC2's Marine Services Segment.

(4c) The following adjustments conform Furrow's results to the presentation of HC2’s consolidated financial statements. Unless otherwise indicated, defined line items included in the notes have the meanings given to them in the historical financial statements of Furrow. References to "Marine Services" are to the Marine Services segment of HC2 as reported in HC2's historical financial statements.

	GBP								USD
	Historical		Presentation Adjustment	Historical, as adjusted		US GAAP Adjustments		US GAAP	US GAAP
For the eleven months ended November 30, 2017	Nine Months Ended September 30, 2017	Two Months Ended November 30, 2017			Ref.		Ref.
									(4b)
Revenue	30,243	1,501	—	31,744		—		31,744	40,894
Third party costs	24,572	1,207	(25,779)	—	1	—		—	—
Cost of revenue	—	—	28,070	28,070	1	4,641	2	32,711	42,140
Personnel expenses	3,113	363	(3,476)	—	1	—		—	—
Selling, general and administrative	—	—	3,229	3,229	1	—		3,229	4,160
Depreciation and amortization	4,858	174	—	5,032		—		5,032	6,482
Other (income)	(9)	—	9	—	1	—		—	—
Other expenses	1,822	226	(2,048)	—	1	—		—	—
Other operating (income) expenses	—	—	(5)	(5)	1	—		(5)	(6)
Net finance income / (expenses)	165	(6)	(159)	—	1	—		—	—
Other (expenses), net	—	—	159	159	1	(183)	3	(24)	(31)
Income tax (expense) benefit	(146)	1	—	(145)		—		(145)	(189)

1.	Adjustment to reclassify historical Furrow financial statement presentation to HC2 financial statement presentation.

2.
This adjustment reflects conversion from IFRS to US GAAP for Onerous Contract provision ("OCP"), for the Saltire cable-ship, a leased cable-ship within the Furrow business. This cable-ship was not acquired as part of the Furrow Acquisition. ASC paragraph 420-10-10-1 states that a liability for a cost associated with an exit or disposal activity is recognized and measured at fair value only when the liability has been incurred. Therefore, a liability for costs to terminate a contract before the end of its term shall be recognized when the entity terminates the contract in accordance with the contract terms. A liability for costs that will continue to be incurred under a contract for its remaining term without economic benefit to the entity shall be recognized at the cease-use date. Therefore, a commitment to a plan and exit / cease of activities is not sufficient to recognize a liability. Also, future operating losses to be incurred in connection with an exit or disposal activity should be recognized when incurred.

Using this criteria of US GAAP, the OCP does not meet the recognition criteria under US GAAP, until the moment that Furrow is committed to the termination of the lease contract. The cease-use criteria is also not met earlier as the Saltire cable-ship was used for projects until the summer of 2017. This commitment has been communicated in 2017. Therefore, the recognized onerous contract provision should be recognized 2017. In the period ended November 30, 2017 the OCP was not adjusted for under IFRS and should have been under US GAAP, therefore this adjustment reflects the costs incurred under US GAAP.

3.	This adjustment reflects the reversal of Foreign Currency transaction expense as a result of the conversion of IFRS to US GAAP for the onerous contract provision.

5.	Purchase Price Allocation

Under ASC 805, assets acquired and liabilities assumed are recorded at fair value based on the provisions of ASC Topic 820, Fair Value Measurements and Disclosures, (“ASC 820”). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Acquisition of KMG America Corporation

Fair Value of Consideration

Fair value of cash consideration transferred for the KMG Acquisition was ten thousand dollars.

Preliminary Purchase Price Allocation

For the purposes of the unaudited pro forma condensed combined financial statements, HC2 made preliminary estimates of the fair value of the assets to be acquired and liabilities to be assumed in the KMG Acquisition using the balances available as of June 30, 2018. These estimates have been recognized in preparing the unaudited pro forma condensed combined financial statements. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations based on the net assets of KMG that existed as of the date of completion of the transaction. Preliminary amounts could differ significantly from the preliminary allocation used in the pro forma adjustments. The final allocation may include changes in fair values of investments, reserves, reinsurance recoverable, VOBA, deferred taxes, and as a result, bargain purchase may also change.

The preliminary allocation of fair value of consideration among identified assets to be acquired, liabilities to be assumed, and residual bargain purchase gain to be recognized for the acquisition of KMG is as follows:

Preliminary purchase price allocation
Fixed maturity securities, available-for-sale at fair value	$1,573,112
Mortgage loans	943
Policy loans	2,965
Cash and cash equivalents	766,581
Accounts receivable, net	2,328
Recoverable from reinsurers	851,043
Other assets	66,028
Total assets acquired	3,263,000
Life, accident and health reserves	2,884,400
Value of business acquired	230,501
Accounts payable and other current liabilities	10,175
Deferred tax liability	30,707
Other liabilities	5,965
Total liabilities assumed	3,161,748
Total net assets acquired	101,252
Bargain purchase gain	(101,242)
Total fair value of consideration	$10

HC2 estimated the fair value of reserves on a fair value basis, using actuarial assumptions consistent with those used for the buyer’s valuation of the acquired business, and discount rates reflecting capital market conditions. The reserve accounts for the present value of all future cash flows, net of reinsurance, of the acquired block of insurance, including premium, benefit payments, and expenses. HC2 estimated the fair value of recoverable from reinsurers using the same assumptions as those for reserves of the net retained business, but applied to business ceded through various, existing reinsurance agreements.

As described below, the Tax Cuts and Jobs Acts was not stipulated in the negotiations for the KMG Acquisition and resulted in a material decline in VOBA balance, corresponding deferred tax position and, ultimately, recognition of a bargain purchase gain.

The bargain purchase gain was largely driven by the following attributes:

•	The Unified Loss Rules ("ULR") tax attribute reduction to tax value of assets and the seller tax adjustments to tax value of liabilities contribute significantly to the bargain purchase price.

•
The reduction in the federal income tax rate, from 35% at the time the seller contribution was established to 21% effective January 1, 2018, effectively generates the remaining balance for the bargain purchase price.

•
Changes in fair value of acquired assets and assumed liabilities between the date the deal was signed and the closing date was driven by the time it took to obtain regulatory approvals, amongst other closing conditions.

Value of Business Acquired ("VOBA") reflects the estimated fair value of in-force contracts in a life insurance company acquisition less the amount recorded as insurance contract liabilities. It represents the portion of the purchase price that is allocated to the value of the rights to receive future cash flows from the business in force at the acquisition date. A VOBA liability (negative asset) occurs when the estimated fair value of in-force contracts in a life insurance company acquisition is less than the amount recorded as insurance contract liabilities. HC2 calculated VOBA by adjusting the purchase price, which was derived on a statutory accounting basis, for differences between statutory and US GAAP accounting requirements. Amortization is based on assumptions consistent with those used in the development of the underlying contract adjusted for emerging experience and expected trends.

The expected amortization related to the preliminary fair value of VOBA and benefit of fair value adjustment to acquire life accident and health reserves for the five years following the acquisition is reflected in as follows:

			Year following the acquisition
	Fair Value	Estimated remaining useful life	Year 1	Year 2	Year 3	Year 4	Year 5
VOBA	$230,501	40 years	$(20,147)	$(19,172)	$(18,076)	$(16,960)	$(15,866)
Benefit of fair value adjustment to acquire life accident and health reserves	$150,662	40 years	(10,363)	(11,045)	(11,525)	(11,397)	(10,686)
Total expected amortization, pre-tax			$(30,510)	$(30,217)	$(29,601)	$(28,357)	$(26,552)

Total expected amortization, after-tax			$(24,103)	$(23,871)	$(23,385)	$(22,402)	$(20,976)

Taxes

For federal income tax purposes, the sale of KMG by Humana was subject to the unified loss rules in Treasury Regulation 1.1502-36(d) whereby the tax basis in the acquired assets was reduced.  As a result of the step down in tax basis, a net deferred tax liability of $30.7 million has been recorded to reflect the basis difference between book fair value and tax basis of the acquired assets.  Included in the deferred tax liability is a valuation allowance of $3.0 million due to uncertainty with respect to the future realization of KMG's deferred tax assets.

On December 22, 2017, the President signed into law H.R. 1/Public Law 115-97, commonly known as the Tax Cuts and Jobs Act (the “Act”). The proforma includes the effects of the reduction in the corporate income tax rate from 35% to 21% effective in 2018, as well as changes to the net operating loss rules for life insurance companies. Other provisions of the Act, including modifications to the computation of life insurance tax reserves, are still being assessed by management. The law existing prior to the enactment of the Act is being applied to those items in the proforma.

In 2017, as a result of the Act, KMG's historical financial statements included Tax expense of $85.5 million as KMG decreased the Deferred tax asset by $97.4 million in reducing the income tax rate from 35% to 21%.

Previous acquisition of Furrow

Fair Value of Consideration

Fair value of consideration transfered for the Furrow Acquisition is as follows (in thousands, except unit data):

Notes	$7,500
Equity (43,882,283 Class A-2 Units of GMHL)	79,735
Total Preliminary purchase price	$87,235

The fair value of the Class A-2 units was estimated utilizing a contingent claims analysis ("CCA") based on the amended LLC agreement for GMHL. In order to value the combined entity, the following was considered as of the transaction date: (a) fair value of stand-alone GMHL; (b) fair value of the Project Furrow’s Trenching Business ("Trenching Business"); and (c) fair value of the synergies from the transaction.

(a)
A combination of the income approach and market approach was used to estimate the fair value of the stand-alone GMHL. A discounted cash flow analysis was used to estimate the enterprise value of Global Marine Holdings Limited based on projections prepared by GMHL's management. The weighted average cost of capital, used to discount the projected cash flows, was estimated utilizing public companies considered to be comparable to Global Marine Holdings Limited.

(b)
The income approach was used to estimate the fair value of the Trenching Business. A discounted cash flow analysis was utilized to estimate the present value of future cash flows for the Trenching Business based on the expected life of the acquired assets, discounted at a rate of return that considered the relative risk of achieving those cash flows and the time value of money.

(c)
The income approach was used to estimate the fair value of the synergies from the Furrow Acquisition. The synergies primarily relate to the stand-alone GMHL no longer needing to purchase the flagship vessel and trenchers, which were included in the stand-alone valuation of GMHL.

A CCA was utilized to estimate the fair value per share of the Class A-2 units. Values were ascribed to the various equity securities of GMHL capital structure based on the Black-Scholes Option Pricing Model, with each participating breakpoint considered as one of a series of call options on the proceeds expected from a liquidation event.

Purchase Price Allocation

Allocation of fair value of consideration among acquired assets and residual goodwill is as follows:

Assets
Cash and cash equivalents	$2,212
Property, plant and equipment	73,320
Goodwill	11,783
Other assets	596
Total assets acquired	87,911
Accounts payable and other current liabilities	676
Total liabilities assumed	676
Total net assets acquired	$87,235

The fair value was estimated as follows:

(a)
A combination of the income approach and market approach was used to estimate the Fugro Symphony vessel, considering, among other factors (i) estimates of the current market value of the vessel from a number of ship-brokers active in the offshore support vessel sector; (ii) a selection of comparable vessels that had recently been sold, or were being actively marketed for sale, along with the prices achieved / asking prices and; (iii) the current and future state of the market in which the vessel is expected to operate. A discounted cash flow analysis was completed to provide an estimate of the present value of estimated future cash flows for the expected life of the vessel, discounted at a rate of return that considered the relative risk of achieving those cash flows and the time value of money.

(b)
A cost approach was used to estimate the fair value of the trenchers, considering, among other factors, the current quote for the construction of replacement assets and for estimated useful working life from the manufacturer of the trenchers. Additionally, a depreciated replacement cost of the assets was calculated.

(c)
A combination of the cost approach and market approach was used to estimate the fair value of the ROVs, considering, among other factors, (i) estimates of replacement cost, estimated normal useful lives, and residual values from a number of subsea equipment manufacturers and brokers and; (ii) a selection of comparable new build and secondhand assets currently being marketed for sale.

The expected depreciation related to the fair value of the acquired assets for the five years following the acquisition is as follows:

			Year following the acquisition
	Fair Value	Estimated remaining useful life	Year 1	Year 2	Year 3	Year 4	Year 5
Property, plant, and equipment
Cable-ships and submersibles	$71,018	Various (1)	$4,499	$3,851	$3,851	$3,851	$3,851
Equipment	2,302	Various (2)	663	663	663	63	63
Total expected depreciation (3)	$73,320		$5,162	$4,514	$4,514	$3,914	$3,914
(1) Cable-ship and submersibles range from 28 years for the Fugro Symphony vessel to 10 years for Trenchers and 1 year for Trenching modules.
(2) Range from 8 years for accessories to 3 years for ROVs.
(3) There is no income tax effect expected to be recognized on the depreciation amounts as the operating activities are expected to fall within the UK tonnage tax regime. The majority of the GMSL business operations fall within the UK tonnage tax regime and is therefore not subject to income taxes.  The Furrow business is also within the UK tonnage tax regime, and accordingly, no current or deferred income tax expense or benefit is expected to be recognized.

6.     Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The unaudited pro forma condensed combined financial statements are not necessarily indicative of what the financial position and results from operations actually would have been had the Acquisition been completed at the date indicated and includes adjustments which are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the combined Company in the future. The unaudited pro forma condensed combined financial statements do not give consideration to the impact of expense efficiencies, synergies, integration costs, asset dispositions, or other actions that may result from the Acquisition.

Acquisition of KMG America Corporation

Adjustments included in the "Pro Forma Adjustments" column in the accompanying unaudited pro forma condensed combined balance sheet as of June 30, 2018 are as follows:

		Increase (decrease)
Assets

(6a)	Adjustments to Cash and cash equivalents
	This adjustment reflects a capital contribution to KIC prior to the closing of the KMG Acquisition.	$191,610
	This adjustment reflects a settlement of historical intercompany payable between KIC and Humana.	(3,271)
	This adjustment reflects the purchase price paid by CGI at closing.	(10)
		$188,329

(6b)	Adjustments to Recoverable from reinsurers
	This adjustment reflects Recoverable from reinsurers at fair value, driven by existing coinsurance agreements with Westport, GenRe, and Munich American Re that will persist after the closing date. KIC ceded 7.5% of the risk to Westport and Gen Re (combined coinsurance of 15%) for the early generation LTC products issued by KIC. The coinsurance agreement with Munich was for 50% - 60% of the risk on the later generation LTC products issued by KIC.	$33,200

(6c)	Adjustments to Deferred tax asset
	This adjustment eliminates the historical deferred tax asset of KMG.	$(168,812)

(6d)	Adjustment to Intangibles, net
	This adjustment reflects the exclusion of intangibles and deferred acquisition costs, net included within the historical KMG financial statements that are not included in the Acquisition.	$(56,992)

	Total adjustments to assets	$(4,275)

		June 30, 2018
		Increase (decrease)
Liabilities
(6e)	Adjustments to Life, accident and health reserves at fair value
	This adjustment reflects the elimination of historical reserves, due to PGAAP calculations.	$(2,684,773)
	This adjustment reflects the fair value adjustment to gross up reserves because of existing coinsurance agreements with Westport, GenRe, and Munich American Re that will persist after the closing date.	603,139
	This adjustment reflects the fair value adjustment to retained reserves due to PGAAP calculations and the post-close reserve increase expected driven from best estimate assumptions for the PGAAP calculations.	2,281,261
	This adjustment reflects Life, accident and health reserves at fair value.	$199,627

(6f)	This adjustment reflects fair value of business acquired for PGAAP calculations.	$230,501

(6g)	Adjustments to Accounts payable and other current liabilities
	This adjustment reflects the transaction costs not reflected in the historical financial statements that are directly attributable to the KMG Acquisition and factually supportable and nonrecurring.	$409
	This adjustment reflects a settlement of historical intercompany payable between KIC and Humana.	(3,270)
		$(2,861)

(6h)	Adjustments to Deferred tax liability
	This adjustment establishes the Deferred tax liability associated with the newly acquired entity.	$30,707

	Total adjustments to liabilities	$457,974

Stockholders' equity
(6i)	Adjustments to Additional paid-in capital
	This adjustment reflects a capital contribution to KIC prior to the closing of the KMG Acquisition.	191,610
	This adjustment reflects the elimination of historical equity of KMG and the impact of capital contributions to KIC prior to the closing of the KMG Acquisition.	(1,859,097)
		$(1,667,487)

(6j)	Adjustments to Accumulated Deficit
	This adjustment reflects the elimination of historical equity of KMG.	1,092,105
	The adjustment represents preliminary bargain purchase gain, net of deferred tax, calculated as if the net assets were acquired on June 30, 2018. This bargain purchase gain is not reflected in the unaudited pro forma combined statements of operations because it is a nonrecurring item that is directly related to the transaction.	101,242
	This adjustment reflects the transaction costs not reflected in the historical financial statements that are directly attributable to the KMG Acquisition and factually supportable and nonrecurring.	(409)
		$1,192,938

(6k)	Adjustments to Accumulated other comprehensive income (loss)
	This adjustment reflects the elimination of historical fair value adjustments of KMG.	16,093
	This adjustment reflects the elimination of the historical shadow reserves of KMG.	(3,793)
		$12,300

	Total adjustments to stockholders' equity	$(462,249)

	Total adjustments to liabilities and stockholders' equity	$(4,275)

7.     Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments

Acquisition of KMG America Corporation

Adjustments included in the "Pro Forma Adjustments" column in the accompanying unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2018 and the year ended December 31, 2017 are as follows:

		June 30, 2018	December 31, 2017
		Increase (decrease)	Increase (decrease)

(7a)	This adjustment reflects the Life, accident and health earned premiums, net included within the historical KMG financial statements generated by reserves that were ceded to Humana as part of the coinsurance agreement which was in place prior to the closing, and reflected in the June 30, 2018 historical financial statements of KMG.	$(50,557)	$(120,259)

(7b)	Adjustment to net investment income to amortize the fair value adjustment to KMG's investments.	$349	$684

(7c)	Adjustments to Policy benefits, changes in reserves, and commissions
	Adjustment to amortize the difference between the estimated fair value and the historical value of KMG's Life, accident, and health reserves.	(5,182)	(10,363)
	This adjustment reflects the Policy benefits, changes in reserves, and commissions included within the historical KMG financial statements generated by reserves that were ceded to Humana as part of the coinsurance agreement which was in place prior to the closing, and reflected in the June 30, 2018 historical financial statements of KMG.	(25,086)	(59,858)
		$(30,268)	$(70,221)

(7d)	Adjustment to Selling, general and administrative
	This adjustment represents transaction costs that were recognized in the historical financial statements, and should be eliminated as they are nonrecurring charges that are directly attributable to the KMG Acquisition and do not reflect expenses of the combined entity on an ongoing basis.	(947)	(2,529)
	This adjustment reflects the Selling, general and administrative included within the historical KMG financial statements generated by reserves that were ceded to Humana as part of the coinsurance agreement which was in place prior to the closing, and reflected in the June 30, 2018 historical financial statements of KMG.	(19,200)	(66,359)
		$(20,147)	$(68,888)

(7e)	Adjustment to Depreciation and amortization expense
	Adjustment to eliminate KMG's historical amortization of deferred acquisition costs following the write-off of the deferred policy acquisition costs asset.	(9,949)	(27,248)
	This adjustment reflects the amortization of VOBA due to the estimated fair value of in-force contracts being less than the amount recorded as insurance contract liabilities.	(10,073)	(20,146)
		$(20,022)	$(47,394)

(7f)	Adjustment to reflect the income tax impact on the unaudited pro forma adjustments.	$(4,248)	$(23,425)

	Impact of adjustments to Net Income (loss)	$15,981	$43,503

Previous acquisition of Furrow

Adjustments included in the "Pro Forma Adjustments" column in the accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017, inclusive of eleven months of Furrow operations ended November 30, 2017 are as follows:

		December 31, 2017
		Increase (decrease)

(7g)	This adjustment reflects the exclusion of operations included within the historical Furrow financial statements that are not included in the Furrow Acquisition. Specifically an accrued lease termination expense associated with Saltire, a cable-ship which is included within the historical Furrow financial statements that is not included in the Furrow Acquisition.	$(8,116)

(7h)	This adjustment represents transaction costs that were recognized in the historical financial statements, and should be eliminated as they are nonrecurring charges that are directly attributable to the Furrow Acquisition and do not reflect expenses of the combined entity on an ongoing basis.	$(1,767)

(7i)	Adjustment to Depreciation and amortization expense
	This adjustment reflects the elimination of historical depreciation expense associated with the Property, plant, and equipment of the Furrow business.	$(6,482)
	This adjustment reflects the depreciation expense incurred as a result of the adjustment to record the Furrow Property, plant and equipment at fair value as a result of the preliminary Purchase Price Allocation.	5,054
		$(1,428)

(7j)	This adjustment reflects the net increase to interest expense resulting from interest on the loan GMSL incurred from a subsidiary of Fugro pursuant to the Vendor Loan Agreement. The loan matures within one year, and as such, is reflected in the proforma financial statements as if it were acquired on January, 1, 2017.	$636

	Impact of adjustments to Net Income (loss)	$10,675

Financing Adjustments

Adjustments included in the "Financing Adjustments" column in the accompanying unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2018 and the year ended December 31, 2017 are as follows:

		June 30, 2018	December 31, 2017
		Increase (decrease)	Increase (decrease)
Interest Expense
(7k)	Adjustment to reflect interest expense on the notes at 11% per annum	(4,235)	(11,464)
	Adjustment to reflect amortization expense of original issue premium and deferred financing cost.	156	364
		$(4,079)	$(11,100)

Income Tax
(7l)	To reflect the income tax impact of the financing adjustments. (1)	$—	$—

	Total financing adjustments to net loss	$(4,079)	$(11,100)
(1) For the six months ended June 30, 2018 and the year ended December 31, 2017, HC2 did not record a benefit due to its valuation allowance position.